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AIM MONEY MARKET FUND                                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2010
FILE NUMBER :      811-05686
SERIES NO.:        6

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
72DD.   1  Total income dividends for which record date passed during the period.
           (000's Omitted)
           AIM Cash Reserve Shares   $    139
        2  Dividends for a second class of open-end company shares (000's Omitted)
           Class B                   $     22
           Class C                   $     21
           Class R                   $      9
           Class Y                   $      4
           Investor Class            $     52

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           AIM Cash Reserve Shares               0.0002
        2  Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                     0.0002
           Class C                     0.0002
           Class R                     0.0002
           Class Y                     0.0002
           Investor Class              0.0002

74U.    1  Number of shares outstanding (000's Omitted)
           AIM Cash Reserve Shares    651,942

        2  Number of shares outstanding of a second class of open-end company shares
           (000's Omitted)
           Class B                     93,310
           Class C                     93,330
           Class R                     42,572
           Class Y                     14,756
           Investor Class             233,510

74V.    1  Net asset value per share (to nearest cent)
           AIM Cash Reserve Shares   $   1.00

        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                   $   1.00
           Class C                   $   1.00
           Class R                   $   1.00
           Class Y                   $   1.00
           Investor Class            $   1.00
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